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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Romac International, Inc. of our report dated February 25, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Tampa, FL
April 20, 1998